                                                                  Exhibit (l)(2)

                                              DLA PIPER RUDNICK GRAY CARY US LLP
                                              The Marbury Building
                                              6225 Smith Avenue
                                              Baltimore, Maryland 21209-3600
                                              T 410.580.3000
                                              F 410.580.3001
                                              W www.dlapiper.com

                                  June 23, 2005

THE CHINA FUND, INC.
225 Franklin Street
Boston, Massachusetts 02111

         Re:      Registration Statement on Form N-2 (File No. 333-124392)
                  --------------------------------------------------------

Ladies and Gentlemen:

         We serve as special Maryland counsel to The China Fund, Inc., a
Maryland corporation Inc. (the "Company"), in connection with the Company's above-referenced Registration Statement on Form N-2 (the "Registration
Statement") filed with the Securities and Exchange Commission (the "Commission")
under the Securities Act of 1933, as amended (the "Act"), in connection with the issuance and sale of up to 4,250,000 shares (the "Shares") of common stock, $.01 par value per share, of the Company ("Common Stock"). The Shares are to be issued pursuant to the exercise of rights (the "Rights") issued to the holders of record of outstanding shares of Common Stock as of the close of business on
June 27, 2005 and entitle the holders thereof to purchase one share of Common
Stock for every three rights held. This opinion is being provided at your request in connection with the filing of the Registration Statement.

         In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

         1. The Registration Statement, in the form in which it was transmitted to the Commission under the Act;

         2. The charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the
"SDAT");

         3. The By-Laws of the Company, certified as of the date hereof by the
Secretary of the Company;

                                                            THE CHINA FUND, INC.
                                                                   June 23, 2005
                                                                          Page 2

         4. Resolutions adopted by the Board of Directors of the Company (the
"Resolutions") relating to (a) the registration, listing, sale and issuance of the Shares and (b) the issuance of the Rights (collectively, the "Resolutions"), certified as of the date hereof by the Secretary of the Company;

         5. A short-form certificate of the SDAT as to the good standing of the
Company, dated as of the date hereof; and

         6. A certificate (the "Treasurer's Certificate") executed by William C.
Cox, the Treasurer of the Company, dated as of the date hereof.

         In expressing the opinion set forth below, we have assumed the following:

         1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

         2. Each individual executing any of the Documents on behalf of a party
(other than the Company) is duly authorized to do so.

         3. Each of the parties (other than the Company) executing any of the
Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding.

         4. All Documents submitted to us as originals are authentic. All
Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete.
All statements and information contained in the Documents are true and complete.
There has been no oral or written modification or amendment to the Documents, or waiver of any provision of the Documents, by action or omission of the parties or otherwise.

         Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

         1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

                                                            THE CHINA FUND, INC.
                                                                   June 23, 2005
                                                                          Page 3

         2. The Shares have been duly authorized and, when issued and delivered upon the exercise of Rights in the manner contemplated by the Registration
Statement and in accordance with the Resolutions, will be validly issued, fully paid and nonassessable.

         The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law.
We express no opinion as to compliance with the securities (or "blue sky") laws of the State of Maryland. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

         We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

         This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. Clifford Chance US LLP may rely on this opinion for the purpose of delivering its opinion for submission to the
Commission as an exhibit to the Registration Statement.

         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the use of the name of our firm therein under the heading "Legal Matters". In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the
Act.

                                          Very truly yours,

                                          /s/ DLA Piper Rudnick Gray Cary US LLP